SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): April 17, 2003



                           CITIZENS FIRST CORPORATION

             (Exact name of Registrant as specified in its charter)

 Kentucky                           333-67435                      61-0912615
---------------                     ---------                    --------------
(State or other                   (Commission                    (IRS employer
jurisdiction of                   file number)                   identification
incorporation)                                                        number)


                1805 Campbell Lane, Bowling Green, Kentucky 42104
                    (Address of principal executive offices)


                                 (270) 393-0700

              (Registrant's telephone number, including area code)





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ITEM 9. REGULATION FD DISCLOSURE AND RESULTS OF OPERATIONS AND
        FINANCIAL CONDITION.

         On April 17, 2003, Citizens First Corporation issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing first quarter earnings. This information is being provided under Items 9 and 12 of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         C.       Exhibits

                  99.1     Press Release dated April 17,2003.






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                                  SIGNATURES




                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           CITIZENS FIRST CORPORATION
                                  (Registrant)



                                             By:   Bill D. Wright
                                                 Vice President and Chief
                                                    Financial Officer
Date:  April 17,2003

                                  EXHIBIT INDEX


Exhibit Number    Description of Exhibit

99.1     Press Release dated April 17, 2003

Exhibit 99.1   Press Release dated April 17, 2003

FOR IMMEDIATE RELEASE                                FOR MORE INFORMATION:

April 17, 2003                                            Bill D. Wright
                                                       Chief Financial Officer
                                                          (270) 393-0700

         CITIZENS FIRST CORPORATION ANNOUNCES FIRST QUARTER 2003 RESULTS

BOWLING GREEN, KY - Citizens First Corporation (OTC Bulletin Board: CZFC) today reported its results of operations for the three months ended March 31, 2003. Mary D. Cohron, President and CEO, reported that the company's net income on a consolidated basis for the first quarter of 2003 was $117,749, or $0.18 per common share, compared to net income of $130,889 or $0.20 per common share for the first quarter of 2002. "Citizens First Bank has experienced extraordinary loan and deposit growth in the first quarter of 2003," said Cohron. "In fact, loan growth in the first quarter exceeded loan growth for all of 2002. Also during the first quarter of 2003, we opened a new branch in Bowling Green, opened a loan production office in Franklin, Kentucky and finalized the acquisition of Commonwealth Mortgage and Southern Kentucky Land Title. This extraordinary loan growth and these initiatives, while increasing non-interest expense and the provision for loan losses, have contributed substantially to the Bank's growth." The company's wholly owned subsidiary, Citizens First Bank, Inc., opened for business on February 18, 1999.

Net interest income for the quarter ended March 31, 2003 was $1,066,332, versus $848,653 for the same quarter of 2002, an increase of $217,679 or 25.6%. Non-interest income was $281,960 during the first quarter of 2003, compared to $112,449 in the same quarter of 2002, an increase of $169,511 or 150.7%. Non-interest expense was $1,022,693 for the first quarter of 2003, versus $731,703 for the same period of 2002, an increase of $290,990 or 39.8%.

Total assets at March 31, 2003 were $130,823,195, up $32,878,605 or 33.6%, from
$97,944,590 at March 31, 2002. Stockholders' equity of $7,923,497 equaled 6.1% of total assets as of March 31, 2003.
















CITIZENS FIRST CORPORATION
(Unaudited)
                                         Financial Highlights
                                         Quarter      Quarter
                                          Ended        Ended
                                       3/31/2003    3/31/2002

Interest Income ...................   $1,724,700   $1,577,598
Interest Expense                         658,368      728,945
                                       ---------   ----------
Net Interest Income ...............    1,066,332      848,653
Provision for Loan Losses                153,000       30,000
                                       ---------   ----------
Net Interest Income after Provision      913,332      818,653
Non-Interest Income ...............      281,960      112,449
Non-Interest Expenses .............    1,022,693      731,703
                                       ---------   ----------
Gain before Taxes .................      172,599      199,399
Income Tax Provision ..............       54,850       68,510
                                      ----------   ----------
NET INCOME ........................   $  117,749   $  130,889
                                      ==========   ==========
NET INCOME PER SHARE ..............   $     0.18   $     0.20



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CITIZENS FIRST CORPORATION
(Unaudited)


                                               As of                  As of
                                             3/31/2003               3/31/2002
                                            (in 000's)              (in 000's)
ASSETS
Cash and cash equivalents                    $  4,467                $   2,545
Investment securities                          12,660                    9,596
FHLB stock                                        357                      251
Mortgage loans held for sale                    1,727                      634
Loans                                         108,728                   83,663
Allowance for loan losses                      (1,442)                  (1,227)
Other assets                                    4,326                    2,483
                                             --------                ---------
     TOTAL ASSETS                            $130,823                 $ 97,945
                                             ========                 ========

LIABILITIES
Demand deposits, savings,
  NOW and money market accounts               $49,011                 $ 26,669
Time deposits                                  57,987                   56,079
                                             --------                ---------
    TOTAL DEPOSITS                            106,998                   82,748
FHLB borrowings                                 7,000                    3,000
Federal Funds Purchased and Securities
 sold under agreements to repurchase            6,697                    3,541
Other borrowings                                1,300                      875
Other Liabilities                                 905                      627
                                            ----------               ---------
    TOTAL LIABILITIES                         122,900                   90,791

    STOCKHOLDERS' EQUITY                        7,923                    7,154
                                            ----------               ---------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                       $130,823                 $ 97,945
                                             ========                 ========